UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities and Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

VAXART, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

**** IMPORTANT REMINDER ****

Dear Fellow Vaxart, Inc. Stockholder:

By now, you should have received your proxy material for the Annual Meeting of Stockholders of Vaxart, Inc., which is scheduled to be held on June 7, 2022.

Each stockholder’s vote is extremely important no matter how many shares you own. Your Board of Directors STRONGLY recommends that you vote FOR each of the six proposals on the agenda. The reasons we are requesting each proposal is listed in the proxy statement you should have already received. We believe all of the proposals are in the best interest of our stockholders and the company, and we ask that you take a moment and vote today.

PLEASE VOTE TODAY

The fastest and easiest way to vote is by telephone or over the Internet. Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter.

If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow Sodali LLC, at 1-800-607-0088.

Thank you for your investment in Vaxart, Inc. and taking the time to vote your shares.

Sincerely,

Andrei Floroiu

Chief Executive Officer